                                                                    Exhibit 10.1
                                                                    ------------



                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                               PROXIMITY, INC.,

                          ACT TELECONFERENCING, INC.,

                             ACT PROXIMITY, INC.,

                               ROBERT C. KAPHAN,

                               RICHARD PARLATO,

                                      AND

                     NORTH ATLANTIC VENTURE FUND II, L.P.



                         Dated as of December 21, 2001

                         AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS

                                                                                                         Page
ARTICLE I THE MERGER.....................................................................................   2
     Section 1.1 The Merger..............................................................................   2
     Section 1.2 Effective Time..........................................................................   3
     Section 1.3 Effects of the Merger...................................................................   3
     Section 1.4 Articles and Bylaws; Directors and Officers.............................................   3
     Section 1.5 Conversion of Securities/Merger Consideration...........................................   3
     Section 1.6 Adjustment of Merger Consideration......................................................   5
     Section 1.7 Closing of Company Transfer Books.......................................................   5
     Section 1.8 Further Assurances......................................................................   6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..............................................   8
     Section 2.1 Organization, Standing and Power........................................................   8
     Section 2.2 Authority...............................................................................   9
     Section 2.3 Consents and Approvals; No Violation....................................................   9
     Section 2.4 SEC Documents and Other Reports.........................................................  10
     Section 2.5 Required Vote of Parent Stockholders....................................................  10
     Section 2.6 Brokers.................................................................................  11
     Section 2.7 Litigation..............................................................................  11
     Section 2.8 Operations of Sub.......................................................................  11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................  11
     Section 3.1 Organization, Standing and Power........................................................  11
     Section 3.2 Capital Structure.......................................................................  12
     Section 3.3 Authority...............................................................................  13
     Section 3.4 Consents and Approvals; No Violation....................................................  14
     Section 3.5 Financial Statements....................................................................  14
     Section 3.6 No Dividends; Absence of Certain Changes or Events......................................  15
     Section 3.7 Governmental Permits....................................................................  17
     Section 3.8 Tax Matters.............................................................................  18
     Section 3.9 Actions and Proceedings.................................................................  19
     Section 3.10 Certain Agreements.....................................................................  20
     Section 3.11 Employee Benefits......................................................................  20
     Section 3.12 Worker Safety and Environmental Laws...................................................  22
     Section 3.13 Labor Matters..........................................................................  22

     Section 3.14 Intellectual Property; Software......................................................  22
     Section 3.15 Availability of Assets and Legality of Use...........................................  26
     Section 3.16 Real Property........................................................................  27
     Section 3.17 Real Property Leases.................................................................  27
     Section 3.18 Personal Property Leases.............................................................  27
     Section 3.19 Title to Assets......................................................................  27
     Section 3.20 Contracts............................................................................  27
     Section 3.21 Status of Contracts..................................................................  28
     Section 3.22 Insurance............................................................................  29
     Section 3.23 Takeover Statutes and Charter Provisions.............................................  29
     Section 3.24 Required Vote of Company Shareholders................................................  29
     Section 3.25 Brokers..............................................................................  29
     Section 3.26 Hart-Scott-Rodino....................................................................  30
     Section 3.27 Accredited Investors.................................................................  30

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS...................................................  30
     Section 4.1 Conduct of Business Pending the Merger................................................  30
     Section 4.2 Filing of Statements with the IRS.....................................................  32

ARTICLE V ADDITIONAL AGREEMENTS........................................................................  33
     Section 5.1 Shareholder Meeting...................................................................  33
     Section 5.2 Access to Information.................................................................  33
     Section 5.3 Fees and Expenses.....................................................................  33
     Section 5.4 Commercially Reasonable Efforts.......................................................  33
     Section 5.5 Public Announcements..................................................................  34
     Section 5.6 State Takeover Laws...................................................................  34
     Section 5.7 Notification of Certain Matters.......................................................  35
     Section 5.8 Termination of Agreements.............................................................  35

ARTICLE VI CONDITIONS PRECEDENT TO THE MERGER..........................................................  35
     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger............................  35
     Section 6.2 Conditions to Obligation of the Company and the Company Shareholdersto Effect the
        Merger.........................................................................................  36
     Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger......................  36

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..........................................................  37
     Section 7.1 Termination...........................................................................  37
     Section 7.2 Effect of Termination.................................................................  39
     Section 7.3 Amendment.............................................................................  39
     Section 7.4 Waiver................................................................................  39

ARTICLE VIII INDEMNIFICATION.....................................................................  39
     Section 8.1 Indemnification by Active Shareholders..........................................  39
     Section 8.2 Indemnification by Company......................................................  40
     Section 8.3 Indemnification Procedure.......................................................  40
     Section 8.4 Limitations on Indemnification..................................................  41
     Section 8.5 Payment of Indemnification Claims...............................................  42

ARTICLE IX GENERAL PROVISIONS....................................................................  42
     Section 9.1 Survival of Representations and Warranties......................................  42
     Section 9.2 Notices.........................................................................  43
     Section 9.3 Interpretation..................................................................  44
     Section 9.4 Counterparts....................................................................  44
     Section 9.5 Entire Agreement; No Third-Party Beneficiaries..................................  44
     Section 9.6 Governing Law...................................................................  44
     Section 9.7 Assignment......................................................................  45
     Section 9.8 Severability....................................................................  45
     Section 9.9 Enforcement of this Agreement...................................................  45

EXHIBITS

Exhibit A       Form of Parent Note

Exhibit B       Form of Earnout Agreement (with respect to Earnout Shares)

Exhibit C       Form of Escrow Agreement (with respect to Escrow Consideration)

Exhibit D       Form of Opinion of Faegre & Benson

Exhibit E       Form of Registration Rights Agreement

Exhibit F       Form of Employment Agreements

Exhibit G       Form of Opinion of Downs Rachlin Martin PLLC

                         AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of
                                                   ---------
December 21, 2001, by and among ACT Teleconferencing, Inc., a Colorado corporation ("Parent"), ACT Proximity, Inc., a Colorado corporation and a direct
              ------
wholly owned subsidiary of Parent ("Sub"), Proximity, Inc., a Vermont
                                    ---
corporation (the "Company") (Sub and the Company being hereinafter collectively
                  -------
referred to as the "Constituent Companies"), Robert C. Kaphan ("Kaphan"),
                    ---------------------                       ------
Richard Parlato ("Parlato" and together with Kaphan, the "Active Shareholders"),
                  -------                                 -------------------
and North Atlantic Venture Fund II, L.P., a Delaware limited partnership ("NAVF," and together with the Active Shareholders, the "Company Shareholders").
  ----                                                   --------------------

                             W I T N E S S E T H:

          WHEREAS, the respective Boards of Directors of Parent, Sub and Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein,
-------
whereby each issued and outstanding share of Capital Stock of the Company will be converted into the right to receive a portion of the Merger Consideration;

          WHEREAS, the Company Shareholders own all of the issued and outstanding Company Capital Stock and desire to enter into this Agreement to effect the Merger and receive their proportionate share of the Merger Consideration;

          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

          Section 1.1   The Merger.  Upon the terms and subject to the
                        ----------
conditions set forth in this Agreement, and in consideration for the Shareholder Consideration and the Escrow Consideration (collectively, the "Merger
                                                               ------
Consideration"), in accordance with the Colorado Business Corporations Act (the
-------------
"CBCA") the Company shall be merged with and into Sub at the Effective Time.
 ----
Following the Merger, the separate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation") and
                                                  ---------------------
shall succeed to and assume all the rights and obligations of the Company in accordance with the CBCA. Notwithstanding anything to the contrary herein, at the election of Parent, any Subsidiary of Parent may be substituted for Sub as a Constituent Company in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution. The parties intend that the Merger will qualify as a reorganization as described in Sections 368(a)(2)(D) and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").
                 ----

          Section 1.2  Effective Time.  The Merger shall become effective at the
                       --------------
time provided in the Statement of Merger (the "Statement of Merger") to be
                                               -------------------
executed in accordance with the relevant provisions of the CBCA and filed with the Secretary of State of the State of Colorado. The Statement of Merger shall provide that the effective time of the Merger (the "Effective Time") shall be
                                                    --------------
the date of the Closing. The filing of the Statement of Merger shall be made on the date of the Closing.

          Section 1.3  Effects of the Merger.  The Merger shall have the effects
                       ---------------------
set forth in Section 7-111-106 of the CBCA and Chapter 11 of the Vermont Business Corporations Act.

          Section 1.4  Articles and Bylaws; Directors and Officers.
                       -------------------------------------------

          (a) At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Articles of Incorporation of the Surviving Corporation.

          (b) The directors and officers of Sub at the Effective Time shall be the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          Section 1.5  Conversion of Securities/Merger Consideration.  As of the
                       ---------------------------------------------
Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company, or the holders of any securities of the Constituent Companies:

          (a) All capital stock of the Company ("Company Capital Stock"),
                                                 ---------------------
including, without limitation, the common stock, $0.001 par value (the "Company
                                                                        -------
Common Stock"), the Series A Preferred Stock of the Company, $0.001 par value,
------------
and the Series B Preferred Stock of the Company, $0.001 par value (collectively the Series A Preferred Stock and the Series B Preferred Stock are referred to herein as the "Company Preferred Stock") shall be exchanged for the Merger
               -----------------------
Consideration and, other than the right of each holder thereof to receive a portion of the Merger Consideration, no other consideration or capital stock of the Parent or Sub shall be delivered in exchange therefor.

          (b) The Parent shall pay the following consideration (collectively, the "Shareholder Consideration") to the Company Shareholders or the Earnout
     -------------------------
Escrow Agent in such proportions as set forth on Schedule 1.5:
                                                 ------------

              (i)      $450,000 (the "Cash Consideration") in immediately
                                      ------------------
     available funds, payable by wire transfer or in accordance with other instructions from the Company Shareholders;

               (ii)   290,000 shares of Parent's common stock ("Parent Common
                                                                -------------
     Stock"), $.01 par value (the "Stock Consideration");
     -----                         -------------------

               (iii) Notes in the aggregate original principal amount of $675,000, payable by Parent to Active Shareholders in the form of Exhibit A
                                                                       ---------
     (the "Parent Notes").
           ------------

               (iv)   135,000 shares of Parent Common Stock (the "Earnout
                                                                  -------
     Stock") which shall be delivered to Downs Rachlin Martin PLLC, as escrow
     -----
     agent (the "Escrow Agent") and held pursuant to the Earnout Agreement in
                 ------------
     the form of Exhibit B (the "Earnout Agreement") and the Escrow Agreement in
                 ---------       -----------------
     the form of Exhibit C (the "Escrow Agreement").
                 ---------       ----------------

               (v) 25,000 shares of Parent Common Stock, which shall be delivered to NAVF.

          (c) In addition to the Shareholder Consideration, and pursuant to the Escrow Agreement, Parent shall deliver the following consideration (the "Escrow
                                                                         ------
Consideration,") to Escrow Agent, such Escrow Consideration to secure the
-------------
representations, warranties and covenants of Active Shareholders and to be held in escrow for the Active Shareholders in such proportions as set forth on

Schedule 1.5:
------------

               (i) $ 50,000 in immediately available funds, payable by wire transfer or in accordance with other instructions from Escrow Agent;

               (ii)   35,000 shares of Parent Common Stock;

               (iii) Notes in the aggregate principal amount of $75,000 in substantially the form of the Parent Notes, but with additional provisions providing for the reduction of principal amounts pursuant to this Agreement and the Escrow Agreement; and

               (iv) 15,000 shares of Parent Common Stock, which upon release from escrow under the terms of the Escrow Agreement, shall be deemed to be additional shares of Earnout Stock subject to the terms of the Earnout Escrow Agreement.

          (d)  In calculating the consideration payable under this Section 1.5,
                                                                  -----------
Parent and Sub shall be entitled to rely on Schedule 1.5 provided by the Company
                                            ------------
Shareholders, the representations and warranties contained in Section 3.2 and
                                                              -----------
the certificate delivered pursuant to Section 6.3(e).  If such schedule,
                                      --------------
representations, warranties and certificate are not correct, Parent shall have the right, but not the obligation, to adjust the Merger Consideration accordingly.

          (e) Company Shareholders agree that, for a period of five (5) years after the Closing, they shall not, without the prior written consent of Parent, sell in any three month period shares of capital stock of Parent in excess of the maximum amount permitted under Rule 144(e) promulgated under the Securities Act of 1933.

          (f) Upon the request of Company Shareholders, certain shares that make up the Stock Consideration will be issued to Downs Rachlin Martin PLLC, as nominee. Parent agrees that it will issue new certificates representing such shares in accordance with written instructions from Downs Rachlin Martin PLLC within three (3) business days of receipt of such instructions and the return of the appropriate certificates representing such shares.

          Section 1.6  Adjustment of Merger Consideration.  As soon as
                       ----------------------------------
reasonably practicable following the Closing, Parent shall cause an audit (the "Audit") of the Surviving Corporation to be performed for the year ending
------
December 31, 2001. The Audit shall be conducted according to GAAP, consistent with the past practice of the Company, and shall be conducted without taking into account transaction costs of the Company associated with the Merger or any effect of the Merger (it being expressly understood that Company Shareholders shall be responsible for all of their expenses as provided in Section 5.3). If the variance between (i) $96,105, and (ii) the current assets of the Company as of December 31, 2001 less the liabilities of the Company as of December 31, 2001 (the "December Difference"), each as determined by the Audit, is equal to or
      -------------------
greater than $50,000, then the Active Shareholders and Parent, as applicable, shall pay the amount of such variance in excess of $50,000 to the other party in accordance with the procedures below, with Parent making payment if the December Difference exceeds $96,105, and Active Shareholders making payment if $96,105 exceeds the December Difference. Any amounts credited or payable pursuant to this section shall be outside of and not included in any limitations or caps on indemnification pursuant to this Agreement or the Escrow Agreement. Any amounts credited or payable pursuant to this section shall be on a dollar-for-dollar basis, with the first such adjustment to be made against the Parent Notes until, in the case of any credit or adjustment in favor of Parent, the amount due thereunder is reduced to zero, the second such adjustment to be made against the Stock Consideration (with the price of each share of Parent Common Stock to be considered equal to $10) until, in the case of any credit or adjustment in favor of Parent, all of the Stock Consideration has been exhausted, and any excess amount to be made against the Cash Consideration.

          Section 1.7  Closing of Company Transfer Books.  At the date of the
                       ---------------------------------
execution of this Agreement, the transfer books of the Company shall be closed, and no transfer of Company Capital Stock Interests shall thereafter be made on the records of the Company.

          Section 1.8  Further Assurances.  If at any time after the Effective
                       ------------------
Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Companies, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Companies, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Company, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Company and otherwise to carry out the purposes of this Agreement.

          Section 1.9  Closing; Closing Deliveries.
                       ---------------------------

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the
      -------
Closing shall take place at 10:00 a.m., Eastern Standard Time, on January 2, 2002, or at such other time as Parent and the Company shall agree (the date and time on which the Closing actually occurs is referred to herein as the "Closing
                                                                        -------
Date").  The Closing shall be conducted by videoconference.  This Agreement and
----
all documents and instruments to be delivered at Closing may be delivered electronically or by facsimile copy and each party undertakes to transmit original executed documents promptly following the Closing.

          (b)  Subject to fulfillment or waiver of the conditions set forth in
Article VI, at the Closing, Parent and Sub, as applicable, shall deliver to the
----------
Company Shareholders and Escrow Agent, as applicable, all of the following:

               (i) copies of the Articles of Incorporation for Parent and Sub, certified as of a recent date by the Secretary of State of the State of Colorado;

               (ii) certificates of good standing of Parent and Sub, issued as of a recent date by the Secretary of State of the State of Colorado;

               (iii) a certificate of the Secretary or an Assistant Secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company and the Company Shareholders, as to (a) no amendments to the Articles of Incorporation of the Parent and Sub since November 30, 2001, (b) the current Bylaws of Parent and Sub, (c) the resolutions of the Boards of Directors of Parent and Sub authorizing the execution and performance of this Agreement and the transactions contemplated herein and (d) the incumbency and signatures of the officers of Parent and Sub executing this Agreement;

               (iv)   the Merger Consideration;

               (v)    the opinion of Faegre & Benson in the form of Exhibit D;
                                                                    ---------

               (vi)   a Registration Rights Agreement (the "Registration
                                                            ------------
     Agreement") in the form of Exhibit E, executed by Parent;
                                ---------

               (vii) employment agreements for each of Kaphan and Parlato (the "Employment Agreements") in the form of Exhibit F, executed by Parent;
      ---------------------                  ---------

               (viii) all consents, waivers or approvals obtained by Parent with respect to the consummation of the transactions contemplated by this Agreement;

               (ix)   the certificate contemplated by Section 6.2(a); and
                                                      --------------

               (x)    the Earnout Agreement, executed by the Parent.

          (c)  Subject to fulfillment or waiver of the conditions set forth in
Article VI, at the Closing the Company shall deliver to Parent all of the
----------
following:

               (i) a copy of the Articles of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Vermont;

               (ii) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Vermont;

               (iii) certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, as to (a) no amendments to the Articles of Incorporation of the Company since November 30, 2001, (b) the bylaws of the Company, (c) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated herein, (d) the approval of the Shareholders of the Company approving and adopting this Agreement in accordance with applicable law, and (e) the incumbency and signatures of the officers of the Company executing this Agreement and any Company Ancillary Agreement;

               (iv) unaudited financial statements of the Company prepared in accordance with GAAP through November 30, 2001;

               (v) schedules of all liens and encumbrances, accounts payable, and accounts receivable of the Company as of the most practicable date prior to Closing;

               (vi) a schedule of the Company's customers as of November 30, 2001;

               (vii) a schedule of employees who have indicated they intend to continue in the Company's employment following the Merger with Sub;

               (viii) the opinion of Downs Rachlin Martin PLLC in the form of Exhibit G.
     ---------

               (ix) all consents, waivers or approvals obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement; and

               (x)    the certificates contemplated by Sections 6.3(a), 6.3(b),
                                                       ---------------  ------
     and 6.3(e).
         ------

          (d) Subject to the fulfillment or waiver of the conditions set forth in Article VI, at the Closing the Company Shareholders shall deliver to Parent the following:

               (i)    the certificates contemplated by Sections 6.3(a), 6.3(b)
                                                       ---------------  ------
      and 6.3(e), executed by each of the Active Shareholders;
          ------

               (ii) the Escrow Agreement executed by each of the Active Shareholders;

               (iii) the Employment Agreements, executed by each of the Active Shareholders;

               (iv) the Earnout Agreement executed by each of the Company Shareholders;

               (v) certificates representing all shares of Company Capital Stock; and

               (vi) such executed certificates as reasonably requested by Parent in order to determine that the Merger qualifies as a reorganization under Section 368(a)(2)(D) of the Code.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
          Parent and Sub represent and warrant to the Company and Company Shareholders as follows:

          Section 2.1  Organization, Standing and Power.  Each of Parent and Sub
                       --------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, respectively, and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and Sub are duly qualified to do business and are in good standing in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities make such good standing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect.

          Section 2.2  Authority.  The Boards of Directors of Parent and Sub
                       ---------
have declared the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and Parent, as sole stockholder of Sub, has approved this transaction and has adopted this Agreement in accordance with the CBCA. The Board of Directors of Parent has approved the issuance of Parent Common Stock in connection with the Merger (the "Share Issuance") and payment of the other
                                --------------
Merger Consideration and has approved the other agreements to be entered into by it as contemplated hereby (such other agreements, the "Parent Ancillary
                                                       ----------------
Agreements"). Parent has the requisite corporate power and authority to enter
----------
into this Agreement and the Parent Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to effect the Share Issuance. Sub has all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the Parent Ancillary Agreements by Parent, and the consummation by Parent and Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. Assuming the valid authorization, execution and delivery by the other parties thereto and the validity and binding effect hereof and thereof on the other parties thereto, this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms, and each of the Parent Ancillary Agreements, upon execution and delivery thereof by Parent, will constitute the valid and binding obligation of Parent enforceable against it in accordance with its terms, except to the extent its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          Section 2.3  Consents and Approvals; No Violation.  Assuming that all
                       ------------------------------------
consents, approvals, authorizations and other actions described in this Section
                                                                        -------
2.3 have been obtained and all filings and obligations described in this Section
---                                                                      -------
2.3 have been made, the execution and delivery of this Agreement by Parent and
---
Sub, and the Parent Ancillary Agreements by Parent, do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Parent or Sub, any provision of (i) the Parent or Sub's Articles of Incorporation or the Parent or Sub's Bylaws, (ii) any loan or credit agreement, note, bond, mortgage, indenture, guaranty, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Parent or Sub or any of their respective properties or assets, (iii) any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to the Parent or Sub or any of their respective properties or assets. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Parent or Sub in connection with the execution and delivery of this Agreement or the Parent Ancillary Agreements by the Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Parent Ancillary Agreements, except for the filing of the Statement of Merger with the Secretary of State of the State of Colorado, appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, and appropriate filings with the SEC.

          Section 2.4  SEC Documents and Other Reports.  Parent has filed all
                       -------------------------------
required documents with the Securities Exchange Commission ("SEC") between
                                                             ---
January 1, 2001 and the date hereof (the "Parent SEC Documents").  Except for
                                          --------------------
the late filing of the Company's Form 10-Q for the three months ended June 30, 2001, as of their respective dates or, if amended, as of the date of the last amendment, the Parent SEC Documents comply in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the
                                                 --------------
Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and,
                                      ------------
at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in
                                                           ----
the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by GAAP, Parent has not, since January 1, 2001, made any material change in the accounting practices or policies applied in the preparation of financial statements included in the Parent SEC Documents.

          Section 2.5  Required Vote of Parent Stockholders.  No vote of the
                       ------------------------------------
security holders of Parent is required by law, the Articles of Incorporation or Bylaws of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

          Section 2.6  Brokers.  Other than Stifel, Nicolaus & Company, Inc., no
                       -------
broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

          Section 2.7  Litigation.  There is no action, claim, suit arbitration,
                       ----------
mediation, proceeding, claim or investigation pending or, to Parent's Knowledge, threatened, against Parent or Sub before any court, administrative agency or arbitrator that would, if determined adversely to Parent, have a Material Adverse Effect on Parent or a material adverse effect on Parent's ability to consummate the transactions contemplated by this Agreement.

          Section 2.8  Operations of Sub.  Sub is a wholly-owned Subsidiary of
                       -----------------
Parent and was formed solely for the purpose of engaging in the transaction contemplated hereby, has engaged in no other business activities and has conducted its operation only as contemplated hereby.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          The Company and each of the Company Shareholders represent and warrant to Parent and Sub, as of the date of execution of this Agreement, as follows (it being understood that NAVF represents and warrants solely for the purposes of
Section 3.27 below):

          Section 3.1  Organization, Standing and Power.  The Company is a
                       --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Vermont and has the requisite power and authority to carry on its business as now being conducted. Except as set forth on Schedule 3.1, the
                                                             ------------
Company has no Subsidiaries. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification or good standing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Company.

          For purposes of this Agreement, "Material Adverse Change" or "Material
                                           -----------------------      --------
Adverse Effect" means, when used with respect to Parent, Sub, Surviving
--------------
Corporation or the Company, as the case may be, any event, change or effect that individually or when taken together with all other such events, changes or effects is or could reasonably be expected to be materially adverse to the business, prospects, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be.

          Section 3.2  Capital Structure.
                       -----------------

          (a) The authorized equity interests in the Company consist of Five Million (5,000,000) shares of Common Stock, Nine Hundred Fifty Thousand (950,000) shares of Series A Preferred Stock, and Two Hundred (200) shares of Series B Preferred Stock. As of the date hereof, there are Four Million (4,000,000) shares of Company Common Stock issued and outstanding, Nine Hundred Fifty Thousand (950,000) shares of Series A Preferred Stock issued and outstanding, and Two Hundred (200) shares of Series B Preferred Stock issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth at Schedule 3.2, neither the
                                                   ------------
Company nor any of its Subsidiaries has any benefit plans under which any equity interests in the Company or any of its Subsidiaries are issuable. The Company has not promised or agreed to issue equity interests under such benefit plans. Except as set forth above, no Company Capital Stock or other voting securities of the Company are issued, reserved for issuance or outstanding and the Company Shareholders own all issued and outstanding shares of Company Capital Stock. There are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of Company Capital Stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement. Except as set forth in Schedule 3.2(a), neither of the Company
                                  ---------------
Shareholders or the Company are a party to, and do not otherwise have any knowledge of the current existence of, any shareholder agreement, voting trust agreement or any other similar contract, agreement, arrangement, commitment, plan or understanding relating to the voting, dividend, ownership or transfer rights of any Company Capital Stock. True and complete copies of the Company's Articles of Incorporation (the "Company Articles"), and Bylaws of the Company
                                ----------------
(the "Company Bylaws") have been delivered to Parent.
      --------------

          (b) Each outstanding share of Company Capital Stock is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent, as the case may be) is owned by the Company Shareholders, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the Company Shareholders on any matter. On the Closing Date, each outstanding share of capital stock (or other voting security or equity equivalent, as the case may be) of each Subsidiary of the Company will be duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent, as the case may be) will be owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

          (c) Schedule 3.2(c) sets forth the name and address of each holder of
              ---------------
record of Company Capital Stock outstanding on the date hereof, together, in each case, with the number and type of such Company Capital Stock held by such Shareholder.

          (d) Schedule 3.2(d) sets forth a list of all Subsidiaries and Joint
              ---------------
Ventures of the Company and the jurisdiction in which such Subsidiary or Joint Venture is organized. Schedule 3.2(d) also sets forth the nature and extent of
                       ---------------
the ownership and voting interests held by the Company in each such Subsidiary and Joint Venture. The Company has no obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture. For purposes of this Agreement, "Joint Venture" means any corporation, limited
                             -------------
liability company, partnership, joint venture, trust, association or other entity which is not a Subsidiary of the Company, as the case may be, and in which (a) the Company, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other equity interests or (b) the Company or one of its Subsidiaries is a general partner.

          (e) All issued and outstanding shares of Company Capital Stock have been issued in compliance with all appropriate securities laws and are subject to all appropriate restrictions on transfer in connection with such laws.

          Section 3.3  Authority.  The Board of Directors of the Company has
                       ---------
declared the Merger advisable and fair to and in the best interest of the Company and its Shareholders, approved and adopted this Agreement in accordance with the law of the State of Vermont, approved the other agreements to be entered into by it as contemplated hereby (such other agreements, the "Company
                                                                       -------
Ancillary Agreements"), resolved to recommend the approval and adoption of this
--------------------
Agreement by the Company Shareholders and directed that this Agreement be submitted to the Company Shareholders for approval and adoption. The Company has the requisite power and authority to enter into this Agreement and the Company Ancillary Agreements, to consummate the transactions contemplated by the Company Ancillary Agreements and, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. Assuming the valid authorization, execution and delivery by the other parties thereto and the validity and binding effect hereof and thereof on the other parties thereto, this Agreement constitutes the valid and binding obligation of the Company and the Company Shareholders enforceable against each in accordance with its terms, and each of the Company Ancillary Agreements upon execution and delivery thereof by the Company and the Company Shareholders party thereto will constitute the valid and binding obligation of the Company and the Company Shareholders party thereto enforceable against each in accordance with its terms, except to the extent as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          Section 3.4  Consents and Approvals; No Violation.  Assuming that all
                       ------------------------------------
consents, approvals, authorizations and other actions described in this Section
                                                                        -------
3.4 have been obtained and all filings and obligations described in this Section
---                                                                      -------
3.4 have been made, except as set forth in Schedule 3.4, the execution and
---                                        ------------
delivery of this Agreement and the Company Ancillary Agreements by the Company do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its

Subsidiaries under, any provision of (i) the Company Articles or the Company Bylaws, (ii) the comparable charter or organizational documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, guaranty, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, (iv) any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Company Ancillary Agreements by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Company Ancillary Agreements, except for the filing of the Statement of Merger with the Secretary of State of the State of Colorado and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business.

          Section 3.5  Financial Statements.  Schedule 3.5 contains (i) the
                       --------------------   ------------
audited balance sheet (the "Balance Sheet") of the Company and its Subsidiaries
                            -------------
as of December 31, 2000 (the "Balance Sheet Date") and the related statements of
                              ------------------
income, stockholders' equity and cash flows for the year then ended, together with the appropriate notes to such financial statements (the "Annual Financial
                                                              ----------------
Statements") and (ii) the unaudited balance sheet of the Company and its
----------
Subsidiaries as of November 30, 2001 (the "Interim Balance Sheet Date") and the
                                           --------------------------
related unaudited statements of income, stockholders' equity and cash flows for the eleven months then ended, together with the appropriate notes to such financial statements (the "Interim Financial Statements" and together with the
                           ----------------------------
Annual Financial Statements, the "Financial Statements").  Except as disclosed
                                  --------------------
in the notes thereto, the Financial Statements have been prepared in conformity with GAAP consistently applied and fairly present in all material respects the financial position of the Company and its subsidiaries at the dates of such balance sheets and the results of its operations and cash flows for the respective periods indicated (subject, in the case of the Interim Financial Statements, to year-end adjustments that will not be material).

          Section 3.6  No Dividends; Absence of Certain Changes or Events.
                       --------------------------------------------------

          (a) Since the Interim Balance Sheet Date, neither the Company nor any of its Subsidiaries has ever declared or made, or agreed to declare or make, any payment of dividends or distributions to its members or other equity holders, as applicable (and no record date with respect to any of the foregoing has occurred), or purchased or redeemed, or agreed to purchase or redeem, any of its equity interests.

          (b)   Except as set forth in Schedule 3.6(b), since the Interim
                                       ---------------
Balance Sheet Date there has been:

               (i)    no Material Adverse Change with respect to the Company;
     and

               (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any material assets or business of the Company or any of its Subsidiaries.

          (c)  Except as set forth in Schedule 3.6(c), since the Interim Balance
                                      ---------------
Sheet Date, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Interim Balance Sheet Date, except as set forth in Schedule
                                                                        --------
3.6(c), neither the Company nor any of its Subsidiaries has:
------

               (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into an equity interest;

               (ii) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any of its bonds, notes or other debt securities;

               (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected on the Interim Financial Statements and current liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business consistent with past practice;

               (iv) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any agreement to which the Company is a party;

               (v) undertaken or committed to undertake capital expenditures exceeding $5,000 for any single project or related series of projects or $25,000 in the aggregate;

               (vi) made charitable donations in excess of $2,500 in the aggregate;

               (vii) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Company or any of its Subsidiaries to any of the Company Shareholders or any of their respective Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind (an "Encumbrance"), on, any of
                                                    -----------
     the assets reflected on the Interim Financial Statements or any assets acquired by the Company or any of its Subsidiaries after the Interim Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for (A) liens for taxes and other governmental charges and assessments which are not yet due and payable, (B) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (C) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by the consummation of the transactions contemplated by, this Agreement, and do not materially detract from the value or marketability of, or materially impair the existing use of, the property affected by such lien or imperfection (each, a "Permitted
                                                                      ---------
     Encumbrance");
     -----------

               (viii) canceled any debts owed to or claims held by the Company or any of its Subsidiaries (including the settlement of any claims or litigation) other than in the ordinary course of its business consistent with past practice;

               (ix) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

               (x) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of its business consistent with past practice;

               (xi) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of its business consistent with past practice;

               (xii) instituted any increase in any compensation payable to any employee, director or consultant of the Company or any of its Subsidiaries or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of the Company or any of its Subsidiaries except, in case of employees other than directors or officers, salary increases in connection with annual or periodic compensation reviews in the ordinary course of business consistent with the Company's past practice;

               (xiii) made any tax election or settled or compromised any material federal, state, local or foreign income tax liability;

               (xiv) prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, took any position, made any election or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

               (xv) made any change in the accounting principles and practices used by the Company from those applied in the preparation of the Financial Statements; or

               (xvi) entered into or become committed to enter into any other material transaction except in the ordinary course of business consistent with past practice.

          (d)  Except as set forth in Schedule 3.6(d), neither the Company nor
                                      ---------------
any of its Subsidiaries is subject to any liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Interim Financial Statements, other than liabilities of the same nature as those set forth in the Interim Financial Statements and the notes thereto and reasonably incurred in the ordinary course of its business consistent with past practice after the Interim Balance Sheet Date.

          Section 3.7  Governmental Permits.  Each of the Company and its
                       --------------------
Subsidiaries owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from Governmental Entities which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted (herein collectively called "Company Permits"). Complete and correct
                                       ---------------
copies of all of the Company Permits have been delivered by the Company to Parent.

          Each of the Company and its Subsidiaries has fulfilled and performed its obligations under each of the material Company Permits, and each of the Company Permits is valid, subsisting and in full force and effect and will continue in full force and effect after the Effective Time, in each case without
(x) the occurrence of any breach, default or forfeiture of rights thereunder or
(y) the consent, approval or act of, or the making of any filing with, any Governmental Entity.

          Section 3.8  Tax Matters.
                       -----------

          (a)  Except as set forth in Schedule 3.8(a), (i) each of the Company
                                      ---------------
and each Subsidiary of the Company and each Company Group has timely filed all Tax Returns required to have been filed; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Company, each Subsidiary of the Company and each Company Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company, any Subsidiary of the Company or any Company Group have been timely paid; (iv) none of the Company, any Subsidiary of the Company, any Company Shareholder has waived or been requested to waive any statute of limitations in respect of Taxes, which waiver or request is currently in effect; (v) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company, any Subsidiary of the Company or any Company Group and, to the knowledge of Company and the Active Shareholders, no basis exists therefor; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (vii) all Tax Sharing Arrangements and Tax indemnity arrangements (in each case to which the Company or any Subsidiary of the Company is or becomes a party) will terminate prior to the Effective Time and neither the Company nor any Subsidiary of the Company will have any liability thereunder on or after the Effective Time; (viii) there are no liens for Taxes upon the assets of the Company or any Subsidiary of the Company except liens relating to current Taxes not yet due; (ix) all Taxes which the Company, any Subsidiary of the Company or any Company Group is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the respective taxing authority or accrued, reserved against and entered on the books of the Company; and (x) the charges, accruals and reserves in respect of Taxes on the Balance Sheet are adequate to provide for all unpaid Taxes as of the Balance Sheet Date.

          (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Internal Revenue Code of 1986 (the "Code"), and no stock transfer Taxes, sales Taxes, use Taxes, real estate
 ----
transfer Taxes or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

          (c) As a result of the transactions contemplated by this Agreement, none of the Company, any Subsidiary of the Company or Parent has made, or will be obligated to make, a payment to an individual that would be an "excess parachute payment" to a "disqualified individual" as those terms are defined in
Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (d) None of the Company, any predecessor of the Company or any Subsidiary of the Company is (and none thereof has ever been) a member of (i) any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or (ii) any other group of corporations or entities which files or has filed Tax Returns on a combined, consolidated or unitary basis.

          (e)  For purposes of this Agreement:  (i) "Company Group" means any
                                                     -------------
"affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Effective Time, includes or has included the Company or any Subsidiary of the Company, or any predecessor of the Company or any Subsidiary of the Company (or another such predecessor), or any other group of corporations which, at any time on or before the Effective Time, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any Subsidiary of the Company, or any predecessor of the Company or any Subsidiary of the Company (or another such predecessor), (ii) "Taxes" means any federal,
                                                    -----
state, local, foreign or provincial income, gross receipts, windfall profit, severance, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer, stamp or environmental (including Taxes under Section 59A of the Code) or excise tax or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, (iii) "Tax Return" means any return,
                                                   ----------
report or similar statement

(including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax, and (iv) "Tax Sharing Arrangement" means any
                                        -----------------------
written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes the Company or any Subsidiary of the Company.

          Section 3.9   Actions and Proceedings.
                        -----------------------

          (a)  Except as set forth in Schedule 3.9(a), there are no outstanding
                                      ---------------
orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries or against or involving any of the present or former directors, officers, employees or, to the knowledge of the Company and the Active Shareholders, consultants, agents, stockholders or shareholders of the Company or any of its Subsidiaries, as such, or any of its or their properties, assets or business or any Company Plan. Except as set forth in Schedule 3.9(a), there are no actions, suits or claims or
                       ---------------
legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of the Company and the Active Shareholders, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees or, to the knowledge of the Company and the Active Shareholders, consultants, agents, shareholders, as such, or any of its or their properties, assets or business or any Company Plan, and the Company is not aware of any reasonable basis therefore, including any actions, suits or claims or legal, administrative or arbitration proceedings or investigations relating to (i) prior employment of any of the Company's employees, (ii) the use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers or (iii) the transactions contemplated by this Agreement and the Company Ancillary Agreements. The Company and each of its Subsidiaries has complied in all material respects with all Requirements of Laws which are applicable to the Company's assets or business.

          (b)  For purposes of this Agreement, "Requirements of Laws" means any
                                                --------------------
foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Entity (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

          Section 3.10  Certain Agreements.  Except as set forth in Schedule
                        ------------------                          --------
3.10, neither the Company nor any of its Subsidiaries is a party to any oral or
----
written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option or other right to purchase Company Capital

Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option, other right or interest.

          Section 3.11  Employee Benefits.
                        -----------------

          (a)  Each Company Plan is listed in Schedule 3.11(a).  With respect to
                                              ----------------
each Company Plan, the Company has delivered to Parent a true and correct copy of (i) the three (3) most recent annual reports (Form 5500 or such other report that may be required with respect to such Company Plan) filed with the Internal Revenue Service ("IRS"), (ii) each such Company Plan that has been reduced to
                  ---
writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (vi) the most recent determination letter and request therefor, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation relating to any outstanding controversy or audit. Each Company Plan complies in all respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and
  -----
regulations. Neither the Company nor any ERISA Affiliate currently maintains, contributes to or has any liability under or, at any time during the past six
(6) years has maintained or contributed to, any pension plan which is subject to
Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA. Neither the Company nor any ERISA Affiliate currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained, contributed to, or had any liability under, any multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

          (b)  Except as listed in Schedule 3.11(b), with respect to the Company
                                   ----------------
Plans, no event or set of circumstances has occurred and there exists no condition or set of circumstances in connection with which the Company or ERISA Affiliates or any Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law. All Company Plans that are intended by their terms to be, or are otherwise treated by the Company as, qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending and the Company and the Company Shareholders are not aware of any reason why any such Company Plan is not so qualified in operation. Except as set forth in Section 3.12(b) of the Company Letter, neither the Company nor any ERISA Affiliate has any liability or obligation under any welfare plan or agreement to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

          (c) As used herein, (i) "Company Plan" means a "pension plan" (as
                                   ------------
defined in Section 3(2) of ERISA, a "welfare plan" (as defined in Section 3(1) of ERISA), or any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, retention, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, and (ii) "ERISA Affiliate" means any trade or business (whether or not incorporated)
 ---------------
which would be considered a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

          (d) Schedule 3.11(d) contains a list of all (i) employment,
              ----------------
compensation and other agreements with current employees, consultants and independent contractors providing services to the Company or any ERISA Affiliate, (ii) severance programs and policies of the Company and each ERISA Affiliate with or relating to its current and former employees, consultants and independent contractors, and (iii) plans, programs, agreements and other arrangements of the Company and each ERISA Affiliate with or relating to its current and former employees, consultants and independent contractors containing change of control or similar provisions (collectively, "Company Employment
                                                        ------------------
Agreements"). The Company has delivered to Parent a true and correct copy of
----------
each Company Employment Agreement and any amendments thereto.

          (e) The Company is not a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          Section 3.12  Worker Safety and Environmental Laws. The properties,
                        ------------------------------------
assets and past and present operations of the Company and its Subsidiaries have been and are in all material respects in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials.

          Section 3.13  Labor Matters.  Schedule 3.13 contains a true and
                        -------------   -------------
complete listing of all employees of the Company, their annual salaries and their dates of hire. The Company and each of its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any withholding taxes or penalties for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no
                                 --------------------------
unfair labor practice complaint or grievance pending or threatened in writing against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency with respect to the Company Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries.

          Section 3.14  Intellectual Property; Software.
                        -------------------------------

          (a)  For purposes of this Agreement, the term "Intellectual Property"
                                                         ---------------------
means the intellectual property owned by, licensed to, or used by the Company or any Subsidiary of the Company that relates to either the Company's or such Subsidiary's business, including:

               (i) all United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable) and improvements thereto ("Patent Rights");
               -------------

               (ii) all United States, state and foreign trademarks, service marks, logos, trade dress and trade names (including all assumed or fictitious names under which the Company or any Subsidiary of the Company is conducting its business or has within the previous five years conducted its business), and any other source-identifying designations or devices, including any combinations and variations thereof, and associated goodwill, whether registered or unregistered, and pending applications to register the foregoing ("Trademarks");
                     ----------

               (iii) all United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same ("Copyrights");
       ----------

               (iv) all Internet domain names and registrations thereof ("Domain Names"); and
       ------------

               (v) all confidential ideas, trade secrets, computer software, including source code, know-how, works-in-progress, concepts, methods, processes, inventions, invention disclosures, formulae, reports, data, customer lists, mailing lists, business plans or other proprietary information ("Trade Secrets").
                   -------------

          Schedule 3.14 (a) sets forth all Patent Rights, Trademarks, Copyrights
          -----------------
and Domain Names owned by, licensed to or used by the Company or any Subsidiary of the Company.

          (b) For purposes of this Agreement, the term "Software" means computer
                                                        --------
software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or proprietary languages, related documentation and materials, whether in source code, object code or human readable form, owned by, licensed to or used by the Company or any Subsidiary of the Company (other than commercially available over-the-counter "shrinkwrap" software. Schedule 3.14(b) of the Company Letter sets forth such Software.
           ----------------

          (c) Schedule 3.14(c) contains a list and description of all
              ----------------
agreements, commitments, contracts, understandings, licenses, sublicenses, assignments and indemnities, which relate or pertain to any Intellectual Property or Software and are material to the conduct of the Company or any of its Subsidiaries' business as currently conducted, to which the Company or any Subsidiary of the Company is a party, showing in each case the parties thereto and the material terms thereof. Correct and complete copies of all written items identified in Schedule 3.14(c) have been delivered by the Company to
                    ----------------
Parent.

          (d) Except as disclosed in Schedule 3.14(d), each of the Company and
                                     ----------------
its Subsidiaries either (i) owns the entire right, title and interest in and to the Intellectual Property and Software, free and clear of any Encumbrance or
(ii) has the perpetual, unrestricted and royalty-free rights to use the Intellectual Property and the Software.

          (e) Except as disclosed in Schedule 3.14(e), (i) neither the Company
                                     ----------------
nor any Subsidiary of the Company is in breach of or is aware of any allegation (communicated orally or in writing) that the Company or any Subsidiary of the Company is in breach of any material provision of any agreement, commitment, contract, understanding, license, sublicense, assignment or indemnity which relates to any of the Intellectual Property, the Software or any other intellectual property right of a third party, (ii) neither the Company nor any Subsidiary of the Company has, through any action or omission, impaired or otherwise adversely affected the rights of the Company or any Subsidiary of the Company in any of the Intellectual Property or Software, (iii) nothing with respect to the Intellectual Property and items identified in Schedule 3.14(c),
                                                             ----------------
nor any agreement, commitment, contract, understanding, license, sublicense, assignment or indemnity which relates to any other intellectual property of any third party, shall restrict the Company's right, power and authority to execute and deliver this Agreement and the Company Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to comply with or fulfill the terms, conditions or provisions hereof or thereof and (iv) the transactions contemplated by this Agreement and the Company Ancillary Agreements shall have no material adverse effect on the validity and enforceability of any of the Intellectual Property or materials identified in Schedule 3.14(a) and (b) and,
                                                 ------------------------
except as disclosed in Schedule 3.14(e), the right, title and interest thereto
                       ----------------
of the Company or any Subsidiary of the Company immediately after the Effective Time shall be identical to that of the Company or such Subsidiary immediately prior to the Effective Time.

          (f) The Company and each Subsidiary of the Company have taken all actions reasonably necessary to protect, and where necessary register, the Copyrights, Trademarks, Software, Domain Names, Patent Rights or Trade Secrets that are material to the Company and its Subsidiaries, and Schedule 3.14(a)
                                                           ----------------
includes a complete list of all registered Intellectual Property and applications to register Intellectual Property, which are owned in whole or in part by the Company or any Subsidiary of the Company (collectively, the "Registered Intellectual Property"). Except as disclosed in Schedule 3.14(a):
 --------------------------------                            ----------------
(i) the Registered Intellectual Property has not been sold, assigned or transferred to a third Person, or abandoned or permitted to lapse, and is not the subject of any pending opposition proceedings, office actions, pending cancellation proceedings, pending interference proceedings, pending lawsuit naming the Company or any of its Subsidiaries as a party or other pending challenges or proceedings of which the Company, any of its Subsidiaries or any of the Active Shareholders has knowledge; (ii) all registrations for Intellectual Property identified as being owned by the Company or any of its Subsidiaries are valid and in force, and all applications to register any unregistered Intellectual Property are pending and in good standing, all without challenge of any kind; (iii) the Intellectual Property owned by the Company and each of its Subsidiaries is valid and enforceable; and (iv) each of the Company and its Subsidiaries has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by the Company and such Subsidiaries, and to the knowledge of the Company and the Active Shareholders, there is no basis for any such action.

          (g) Except as disclosed in Schedule 3.14(g), each of the employees,
                                     ----------------
agents, consultants, contractors or others who have contributed to or participated in the discovery, creation or development of any Intellectual Property on behalf of the Company or its Subsidiaries: (i) has assigned to the Company or the relevant Subsidiary, or is under a valid obligation to assign to the Company or such Subsidiary, all right, title and interest in such Intellectual Property; (ii) is a party to a valid "work-for-hire" agreement under which the Company or any of its Subsidiaries is deemed to be the original owner/author of all property rights therein; or (iii) otherwise has by operation of law vested in the Company or any of its Subsidiaries all right, title and interest in such Intellectual Property by virtue of his employment relationship with the Company or any of its Subsidiaries. None of the Company's or any Subsidiary's officers or employees has entered into any agreement relating to the prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company or its Subsidiaries.

          (h) Except as disclosed in Schedule 3.14(h): (i) the Company and its
                                     ----------------
Subsidiaries (including any predecessors-in-interest thereof) have not infringed any copyright, mask work right, trademark, service mark, trade name, patent, patent right or trade secret or other property right of any third Person, (ii) no claim of any such infringement has been made or asserted against the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries has had notice (whether written or oral) of any such claim and (iv) to the knowledge of the Company and the Active Shareholders, no basis for such a claim exists in connection with the operations, products (including software, equipment, machinery or other devices), processes, methods or activities of the Company or any of its Subsidiaries.

          (i) Except as disclosed in Schedule 3.14(i), neither the Company nor
                                     ----------------
any Subsidiary of the Company, nor their respective employees or agents, have taken any of the following actions such that a Material Adverse Effect on its rights in the Intellectual Property or Software would result: disclosing or providing access to source code for the Software except to employees of the Company or its Subsidiaries bound by confidentiality obligations to the Company or its Subsidiaries or to third Person consultants bound by confidentiality agreements; disclosing any Trade Secrets without an appropriate non-disclosure agreement; providing access to the Software without restrictions on use (including against copying, sale, transfer, recompilation, disassembly or reverse-engineering); or embedding, incorporating or modifying third-party software or other material without adequate permission.

          (j) Except as disclosed in Schedule 3.14(j):  (i) the Software is not
                                     ----------------
subject to any transfer, assignment, site, equipment or other operational limitations; (ii) the Company has maintained and protected the Software it owns (the "Owned Software") (including all source code and system specifications)
      --------------
with appropriate proprietary notices (including the notice of copyright in accordance with the requirements of 17 U.S.C. (S) 401), confidentiality and non-disclosure agreements and such other measures as are necessary to protect the proprietary, trade secret or confidential information contained therein; (iii) the Owned Software has been registered or is eligible for protection and registration under applicable copyright law and has not been forfeited to the public domain; (iv) the Company has copies of all releases or separate versions of the Owned Software so that the same may be subject to registration in the United States Copyright Office; (v) the Company has complete and exclusive right, title and interest in and to the Owned Software; (vi) the Company has developed the Owned Software through its own efforts and for its own account without the aid or use of any consultants, agents, independent contractors or Persons (other than Persons that are employees of the Company); (vii) the Owned Software does not infringe any copyright, trademark, service mark, trade name, patent, patent right, trade secret or other property right of any other Person;
(viii) any Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools and higher level or proprietary language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by the Company;
(ix) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Owned Software by any other Person; (x) the Owned Software complies with all applicable Requirements of Laws relating to the export or reexport of the same and (x) the Owned Software licensed to third parties in the ordinary course of the Company's business may be exported or reexported to all countries without the necessity of any license, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the U.S. Department of Commerce and/or the United States State Department

          Section 3.15  Availability of Assets and Legality of Use.  All of the
                        ------------------------------------------
Company's assets that are valued at over $500 are listed on Schedule 3.15.
                                                            -------------
Except as indicated in Schedule 3.15, the assets owned or leased by the Company
                       -------------
and its Subsidiaries constitute all the assets used in its business (including all books, records, computers and computer programs and data processing systems) and are in good condition (subject to normal wear and tear and immaterial impairments of value and damage) and serviceable condition and are generally suitable for the uses for which intended. There are no material services provided by any Company Shareholders or any of their Affiliates to the Company or any Subsidiary of the Company utilizing either (i) assets not owned by the Company or its Subsidiaries as of the Effective Time or (ii) Persons not employed by the Company or its Subsidiaries. For purposes of this Agreement, "Affiliate" means, with respect to any Person, any other Person which directly
 ---------
or indirectly controls, is controlled by or is under common control with such Person. For purposes of this Agreement, "Person" means any individual,
                                          ------
corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization.

          Section 3.16  Real Property.  Except as set forth in Schedule 3.16,
                        -------------                          -------------
neither the Company nor any of its Subsidiaries owns any real property or holds any option to acquire any real property.

          Section 3.17  Real Property Leases.  Schedule 3.17 sets forth a list
                        --------------------   -------------
and brief description of each lease or similar agreement under which the Company or any Subsidiary of the Company is lessee of, or holds or operates, any real property owned by any third Person (the "Leased Real Property"). Except as set
                                         --------------------
forth in Schedule 3.17, each of the Company and its Subsidiaries has the right
         -------------
to quiet enjoyment of all the real property described in such Section of which it is the lessee for the full term of each such lease or similar agreement (and any related renewal option) relating thereto, and the leasehold or other interest of the Company or any Subsidiary in such real property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. Complete and correct copies of each such lease or similar agreement has been delivered by the Company to Parent.

          Section 3.18  Personal Property Leases.  Schedule 3.18 contains a
                        ------------------------   -------------
brief description of each lease or other agreement or right, whether written or oral, under which the Company or any Subsidiary of the Company is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person.

          Section 3.19  Title to Assets.  Each of the Company and its
                        ---------------
Subsidiaries has good title to all of its assets reflected on the Balance Sheet as being owned by it and all of the assets thereafter acquired by it (except to the extent that such assets have been disposed of after the Balance Sheet Date in the ordinary course of business consistent with past practice), free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Schedule 3.19.
                -------------

          Section 3.20  Contracts.  Except as set forth in Schedule 3.20,
                        ---------                          -------------
neither the Company nor any Subsidiary of the Company is a party to or bound by:

               (i) any contract for the purchase, sale or lease of real property involving total payments of more than $5,000;

               (ii) any contract for the purchase of goods or raw materials involving total payments of more than $5,000;

               (iii)   any contract for the sale of goods or services;

               (iv) any contracts relating to the marketing, distribution or manufacturing of products, services, processes or technology;

               (v) any contract for the purchase, licensing or development of software to be used by the Company or any Subsidiary of the Company other than contracts for the purchase or licensing of shrink-wrap, off-the-shelf software not involving the payment of more than $10,000 in the aggregate;

               (vi) any guarantee of the obligations or liabilities of customers, suppliers, officers, directors, employees, Affiliates of the Company or its Subsidiaries or any other Persons;

               (vii) any agreement which provides for, or relates to, the incurrence by the Company or any Subsidiary of the Company of debt for borrowed money or the extension of credit by the Company or any Subsidiary of the Company to any other Person;

               (viii) any agreement or understanding with a third Person that restricts the Company or any Subsidiary from carrying on its business anywhere in the world;

               (ix) any contract which provides for, or relates to, any confidentiality arrangement or any non-competition arrangement with any Person, including, without limitation, any current or former officer or employee of the Company or any Subsidiary;

               (x) any contract or group of related contracts for capital expenditures in excess of $10,000 for any single project or related series of projects;

               (xi) any partnership, joint venture or other similar arrangement or agreement involving a sharing of profits or losses;

               (xii) any contract which involves payments or receipts by the Company or any Subsidiary of the Company of more than $10,000;

               (xiii) any contract for any purpose (whether or not made in the ordinary course of the business or otherwise not required to be listed or described in Schedule 3.20) which is material to the Company, any
                  -------------
     Subsidiary of the Company or their respective businesses; or

               (xiv)  any contract not made in the ordinary course of business.

          Section 3.21  Status of Contracts.  Except as set forth in Schedule
                        -------------------                          --------
3.21, each of the leases, contracts and other agreements listed in Schedules
----                                                               ---------
3.11, 3.14, 3.17, 3.18 and 3.20 (collectively, the "Company Agreements")
-------------------------------                     ------------------
constitutes a valid and binding obligation of the Company and, to the knowledge of the Company and the Active Shareholders, the other parties thereto and is in full force and effect and (except for those Company Agreements which by their terms will expire prior to the Effective Time or are otherwise terminated prior to the Effective Time in accordance with the provisions hereof) will continue in full force and effect after the Effective Time, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Each of the Company and its Subsidiaries has fulfilled and performed in all material respects its obligations under each of the Company Agreements, and neither the Company nor any Subsidiary of the Company is in, or is alleged to be in, breach or default under, nor, to the knowledge of the Company and the Active Shareholders, is there or, to the knowledge of the Company and the Active Shareholders, is there alleged to be any basis for termination of any of the Company Agreements and, to the knowledge of the Company and the Active Shareholders, no other party to any of the Company Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or any Subsidiary of the Company, to the knowledge of the Company and the Active Shareholders, by any such other party. Complete and correct copies of each of the Company Agreements have heretofore been delivered by the Company to Parent.

          Section 3.22  Insurance.  Each of the Company and its Subsidiaries
                        ---------
maintains policies of fire and casualty, liability (general, products and other liability), workers' compensation and other forms of insurance and bonds in such amounts and against such risks and losses as are insured against by companies engaged in the same or a similar business. Schedule 3.22 sets forth a list of
                                           --------
insurance maintained, owned or held by the Company or any Subsidiary. The Company and its Subsidiaries shall keep or cause such insurance or comparable insurance in full force and effect through the Effective Time. Each of the Company and its Subsidiaries has complied with each such insurance policy and has not failed to give any notice or to present any claim thereunder in a due and timely manner.

          Section 3.23  Takeover Statutes and Charter Provisions.  To the
                        ----------------------------------------
knowledge of the Company and the Active Shareholders, no state takeover statutes or Company Articles or Company Bylaws provisions are applicable to the Merger, this Agreement, the Parent Ancillary Agreements and the Company Ancillary Agreements, and the transactions contemplated hereby and thereby.

          Section 3.24  Required Vote of Company Shareholders.  The affirmative
                        -------------------------------------
vote of NAVF and the holders of a majority of the outstanding shares of Company Capital Stock is required to adopt this Agreement. No other vote of the Company Shareholders is required by law, the Company Articles, the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and by the Parent Ancillary Agreements and the Company Ancillary Agreements.

          Section 3.25  Brokers.  No broker, investment banker or other Person,
                        -------
other than Kaufman & Company, the fees and expenses of which will be paid by the Company Shareholders (as reflected in an agreement between Kaufman & Company and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          Section 3.26  Hart-Scott-Rodino.  The Company is its own sole
                        -----------------
"ultimate parent entity" (as defined in 16 C.F.R. (S) 801.1(a)(3) (2001)). The "person" (as defined in 16 C.F.R. (S) 801.1(a)(1) (2001)) of which the Company is the "ultimate parent entity" (as defined in 16 C.F.R. (S) 801.1(a)(3)
(2001))--i.e., the "person" consisting of the Company and all entities that the Company controls directly or indirectly -- does not have "total assets" (as defined in 16 C.F.R. (S) 801.11 (2001)) or "annual net sales" (as defined in 16 C.F.R. (S) 801.11 (2001)) of $10 million or more.

          Section 3.27  Accredited Investors.  Each of the Company Shareholders
                        --------------------
is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act of 1933.

                                  ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 4.1  Conduct of Business Pending the Merger.  Except as
                       --------------------------------------
expressly permitted by clauses (i) through (xviii) of this Section 4.1, during
                                                           -----------
the period from the date of this Agreement through the Effective Time, the Company and each of its Subsidiaries shall, and the Active Shareholders shall cause the Company and each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

               (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, as the case may be, or otherwise make any payments to its stockholders, in their capacity as such, (B) split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, or (C) purchase, redeem or otherwise acquire any securities thereof or any rights, warrants or options to acquire, any such securities;

               (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any of its equity interests, any other voting securities or equity equivalents or any securities convertible into, or any rights, warrants or options to acquire, any such equity interests, voting securities, equity equivalents or convertible securities;

               (iii) amend its articles of incorporation or bylaws or other comparable charter or organizational documents;

               (iv) acquire or agree to acquire by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than assets acquired in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

               (v) sell, transfer, lease, license, mortgage, pledge, encumber or otherwise dispose of any of its properties or assets, other than sales, leases or licenses of products or services in the ordinary course of business consistent with past practice;

               (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (A) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries, (B) cash management activities carried on in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole, and (C) advances to employees for travel and related business expenses consistent with Company policies and past practices;

               (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

               (viii) enter into, adopt or amend any severance plan, agreement or arrangement, Company Plan or Company Employment Agreement;

               (ix) increase the compensation payable or to become payable to its directors, officers or employees or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director or officer of the Company or any of its Subsidiaries, except, in case of employees other than directors or officers, as may be in the ordinary course of business consistent with the Company's past practice in connection with annual compensation reviews, or establish, adopt, enter into or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

               (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

               (xi) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

               (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

               (xiii) make any change to accounting policies or procedures (other than actions required to be taken by GAAP);

               (xiv) enter into, amend or terminate (a) any agreement or contract material to the Company and its Subsidiaries, taken as a whole,
     (b) any noncompetition agreement, (c) any agreement pursuant to which any third Person is granted marketing, distribution, manufacturing or any other rights with respect to any Company product, services, processes or technology, or (d) or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $5,000 or, in the aggregate, are in excess of $25,000;

               (xv) waive or release any material right or claim or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business consistent with past practice;

               (xvi) initiate, settle or compromise any litigation or arbitration proceeding;

               (xvii)  engage in any activity other than the Current Activities;
     or

               (xviii) authorize, recommend, propose or announce an intention to do any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          Section 4.2  Filing of Statements with the IRS.  The parties will make
                       ---------------------------------
such filings as required pursuant to Treasury Regulation 1.368-3 in connection with the qualifications of the Merger as a reorganization under section 368(a)(2)(D) of the Code.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

          Section 5.1  Shareholder Meeting.  The Company will, prior to the
                       -------------------
Closing, obtain the written consent of the Company Shareholders approving the Merger. The Company will, through its Board of Directors recommend to its shareholders approval of this Agreement and shall use all reasonable efforts to solicit such approval by its members and such Board of Directors shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation.

          Section 5.2  Access to Information.  The Company shall, and shall
                       ---------------------
cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of all of its employees, customers, properties, books, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants) during normal business hours during the period from the date of this Agreement through the Effective Time and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent all information concerning its business, properties and personnel as the other may reasonably request. Parent shall afford to the accountants, counsel, financial advisors and other representatives of the Company reasonable access to the executive officers of Parent during normal business hours during the period from the date of this Agreement through the Effective Time. No investigation pursuant to this Section
                                                                         -------
5.3 shall affect any representation or warranty in this Agreement of any party
---
hereto or any condition to the obligations of the parties hereto. All information obtained pursuant to this Section 5.3 shall be kept confidential by
                                      -----------
the party acquiring such information.

          Section 5.3  Fees and Expenses. All costs and expenses incurred in
                       -----------------
connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses. Without limiting the generality of the foregoing, Company Shareholders shall be responsible for all fees and expenses of Downs Rachlin Martin PLLC, Kaufman & Company, and Hutchins, Wheeler & Dittmar.

          Section 5.4  Commercially Reasonable Efforts.
                       -------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and making of all necessary registrations and filings (including filings with Governmental Entities) and taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all necessary consents, approvals or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

          (b) Each party shall use all commercially reasonable efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

          (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company relating to this Agreement or the transactions contemplated hereby, (i) neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent, the Company or any of their respective Subsidiaries or Affiliates, or that otherwise would have an adverse effect on Parent or the Company, and (ii) the Company shall not, without Parent's prior written consent, take or agree to take any such action.

          (d)  Nothing contained in this Agreement, including this Section 5.4,
                                                                   -----------
shall limit or restrict Parent or any of its Subsidiaries from entering into or effecting any agreement relating to any other business combination, acquisition or merger, and no such business combination, acquisition or merger shall be deemed to violate this Section 5.4.
                       -----------

          Section 5.5  Public Announcements.  Company will not issue any press
                       --------------------
release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the Parent.

          Section 5.6  State Takeover Laws.  If any "fair price," "business
                       -------------------
combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or in the Company Ancillary Agreements, Parent and the Company and their respective Boards of Directors shall use their commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

          Section 5.7  Notification of Certain Matters.  Parent shall use its
                       -------------------------------
commercially reasonable efforts to give prompt notice to the Company, and the Company shall use its commercially reasonable efforts to give prompt notice to Parent, of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which it is aware and which would be reasonably likely to cause (x) any representation or warranty of the notifying party contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The Company shall use its commercially reasonable efforts to give prompt notice to Parent of any change or event which would be reasonably likely to have a Material Adverse Effect on the Company. The delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies
                 -----------
available hereunder to the party receiving such notice.

          Section 5.8  Termination of Agreements.  Company and Company
                       -------------------------
Shareholders agree that as of the Effective Time all of the agreements listed at
Schedule 3.2(a) and any other agreements (other than this Agreement or any
---------------
related agreement) concerning the Company Capital Stock shall be immediately and automatically terminated and of no further force and effect. Company and Company Shareholders agree to execute such documents as reasonably necessary to evidence the termination of all such agreements.

                                  ARTICLE VI
                      CONDITIONS PRECEDENT TO THE MERGER

          Section 6.1  Conditions to Each Party's Obligation to Effect the
                       ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger shall be
------
subject to the fulfillment or waiver by Parent and the Company at or prior to the Effective Time of the following conditions:

          (a) Shareholder Approval.  This Agreement shall have been duly
              --------------------
approved by NAVF and the requisite vote of the Company Shareholders in accordance with applicable law.

          (b)  Certain Approvals.  All approvals to be obtained by Parent, Sub
               -----------------
or the Company shall have been received

          (c)  No Order.  No court or other Governmental Entity having
               --------
jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

          Section 6.2  Conditions to Obligation of the Company and the Company
                       -------------------------------------------------------
Shareholders to Effect the Merger.  The obligation of the Company and the
---------------------------------
Company Shareholders to effect the Merger shall be subject to the fulfillment (or waiver by the Parent or Sub, as applicable) at or prior to the Effective Time of the following additional condition:

          (a)  Performance of Obligations; Representations and Warranties.  Each
               ----------------------------------------------------------
of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b)  Guaranties. Parent shall have executed a side letter agreement
               ----------
relating to Active Shareholders' guarantees in favor of Key Bank, N.A and NorthStar Leasing Corp..

          Section 6.3  Conditions to Obligations of Parent and Sub to Effect the
                       ---------------------------------------------------------
Merger.  The obligations of Parent and Sub to effect the Merger shall be subject
------
to the fulfillment (or waiver by Parent) at or prior to the Effective Time of the following additional conditions:

          (a)  Performance of Obligations; Representations and Warranties.  The
               ----------------------------------------------------------
Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company and the Company Shareholders contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to such effect.

          (b)  Material Adverse Effect.  Since the Interim Balance Sheet Date
               -----------------------
through the Effective Time, there shall not have been any Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and the Active Shareholders to such effect.

          (c)  Consents.  All authorizations, consents, orders, declarations or
               --------
approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, an adverse effect on Parent (assuming the Merger had taken place) shall have been obtained, shall have been made or shall have occurred. Further, the Company shall have obtained the consent or approval of each Person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any material loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which the Company or any of its Subsidiaries is bound.

          (d)  No Litigation or Injunction.  There shall not be instituted or
               ---------------------------
pending any suit, action or proceeding by any Governmental Entity relating to this Agreement, any of the Company Ancillary Agreements or Parent Ancillary Agreements or any of the transactions contemplated herein or therein. No action or proceeding shall have been commenced seeking any temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction or seeking any other legal restraint or prohibition preventing the consummation of the Merger other than any of the foregoing which shall have been dismissed with prejudice.

          (e)  Capital Structure Certificate.  The Company shall have delivered
               -----------------------------
a certificate of its Chief Executive Officer and each of the Company Shareholders setting forth all of the information that would have been required to have been included in Schedule 3.2(c) if this Agreement were dated as of the
                         --------
Effective Time.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

          Section 7.1  Termination.  This Agreement may be terminated at any
                       -----------
time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the Shareholders of the
Company:

          (a)  by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

          (c) by either Parent or the Company if there has been (i) a material breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects, or (ii) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

          (d) by either Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on January 1, 2002; provided,
                                                                  --------
however, that the right to terminate this Agreement pursuant to this Section
-------                                                              -------
7.1(d)(i) shall not be available to any party whose failure to fulfill any of
---------
its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date, or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (e) by Parent if the Company Shareholders do not approve this Agreement at the Shareholder Meeting or at any adjournment or postponement thereof;

          (f) by Parent if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its shareholders, or shall have resolved to do so, (ii) any Person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding Company Capital Stock, or (iii) the Board of Directors of the Company shall have recommended to the shareholders of the Company any Takeover Proposal or shall have resolved to do so;

          (g) by Parent if any Governmental Entity (i) seeks to restrain or prohibit or restrains or prohibits the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) seeks to prohibit or prohibits the ownership, operation or control by the Company, Parent or any of their respective Subsidiaries of any portion of the business or assets (including any agreement) of the Company, Parent or any of their respective Subsidiaries, (iii) seeks to limit or impose any conditions on or limits or imposes any conditions on the ownership, operation or control by the Company, Parent or any of their respective Subsidiaries of any portion of the business or assets (including any agreement) of the Company, Parent or any of their respective Subsidiaries or that otherwise, in the good faith opinion of Parent, individually or in the aggregate, would have a Material Adverse Effect on Parent, the Company or any of their respective Subsidiaries or would detract from the value of the Merger to Parent in any material manner, or (iv) seeks to compel or compels the Company, Parent or any of their respective Subsidiaries to dispose of, grant rights in respect of or hold separate any portion of the business or assets (including any agreement) of the Company, Parent or any of their respective Subsidiaries.

          The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless
     -----------
of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

          Section 7.2  Effect of Termination.  In the event of termination of
                       ---------------------
this Agreement by either Parent or the Company, as provided in Section 7.1, this
                                                               -----------
Agreement shall forthwith become void, and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.2 and the entirety of
                                           -----------
Section 5.3, which shall survive the termination); provided, however, that
-----------                                        --------  -------
nothing contained in this Section 7.2 shall relieve any party hereto from any
                          -----------
liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement. In addition the parties agree that upon such termination, all consideration paid hereunder shall be returned to such payor and such party is authorized to cancel any notes or certificates issued as consideration hereunder.

          Section 7.3  Amendment.  This Agreement may be amended by the parties
                       ---------
hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Shareholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such members without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 7.4  Waiver.  At any time prior to the Effective Time, the
                       ------
parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and/or (iii) waive compliance with any of the covenants, agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII
                                INDEMNIFICATION

          Section 8.1  Indemnification by Active Shareholders.  Active
                       --------------------------------------
Shareholders shall jointly and severally indemnify and hold harmless Sub, Surviving Corporation and Parent at all times after the Effective Time, against and in respect of:

          (a) Litigation Liabilities of Company.  Any damage, loss, cost,
              ---------------------------------
expense or liability (including reasonable attorney's fees) (collectively, "Loss") related to litigation or other causes of action against the Company or
 ----
Surviving Corporation that arises from or relates to the periods prior to the Effective Time.

          (b) Misrepresentations.  Any Loss from any false or inaccurate
              ------------------
representation, breach of warranty or non-fulfillment of any agreement on the part of Company or any of Company Shareholders under this Agreement or from any misrepresentation in any closing certificate or other instrument required to be furnished by Company or any of Company Shareholders to Sub or Parent hereunder; and
          (c) Actions and Suits.  All claims, actions, suits, proceedings,
              -----------------
demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing.

          Section 8.2  Indemnification by Parent and Surviving Corporation.  The
                       ---------------------------------------------------
Parent and Surviving Corporation shall jointly and severally indemnify, defend and hold harmless Company Shareholders, at all times after the Effective Time, against and in respect of:

          (a) Misrepresentations.  Any Loss resulting to Company Shareholders
              ------------------
from any false or inaccurate representation, breach of warranty or non-fulfillment of any agreement on the part of Parent or Sub under this Agreement or from any misrepresentation in or any omission from any certificate or other instrument required to be furnished by the Parent or Sub to Company or Corporation Shareholders hereunder;

          (b) Action or Inaction of Parent or Surviving Corporation.  Any Loss
              -----------------------------------------------------
arising directly and solely from any action or inaction by Parent or Surviving Corporation after the Effective Time and arising from or in connection with the operation of the Surviving Corporation after the Effective Time; and

          (c) Actions and Suits.  All claims, actions, suits, proceedings,
              -----------------
demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing.

          Section 8.3  Indemnification Procedure.
                       -------------------------

          (a) A party that may be entitled to indemnification pursuant to
Section 8.1 or Section 8.2 (the "Indemnitee") shall promptly give written notice
                                 ----------
(a "Notice of Claim") to the party liable for such indemnification (the
    ---------------
"Indemnitor").  A Notice of Claim shall set forth (a) a description, in
 ----------
reasonable detail, of the facts and circumstances with respect to the subject matter of such claim or potential claim for indemnification, and (b) the anticipated total amount of the indemnification claim (including any costs or expenses which have been or may be reasonably incurred in connection therewith). Upon receipt of a Notice of Claim, the Indemnitor may elect to cure the circumstances giving rise to the indemnification claim (the "Event of Loss")
                                                             -------------
within fourteen (14) days after the date of receipt of the Notice of Claim. If such cure cannot be effected within such 14-day period, payment of the amount of actual damage, loss, cost, expense or liability (including reasonable attorneys'
fees) (collectively, "Damages") due to the Indemnitee as set forth in the Notice
                      -------
of Claim shall be made by Indemnitor no later than the fourteenth (14th) day after the date of the Notice of Claim (or such later date as the Indemnitor receives written notice that the Indemnitee has suffered Damages). The Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense (in whole or in part) to any claim by the Indemnitee against the Indemnitor for indemnification, except and only to the extent that such failure shall have caused or increased such liability or adversely affected the ability of the Indemnitor to defend against or reduce its liability.

          (b) If any Notice of Claim relates to any claim made against an Indemnitee by a third person, the Notice of Claim shall state the nature, basis and amount of such claim. The Indemnitor shall have the right, at its election, by written notice to the Indemnitee, to assume the defense of the claim as to which such notice has been given. Except as provided in the next sentence, if the Indemnitor so elects to assume such defense, it shall diligently and in good faith defend such claim and shall keep the Indemnitee reasonably informed of the status of such defense, and the Indemnitee shall cooperate fully with the Indemnitor in the defense of such claim, provided that in the case of any
                                         --------
settlement providing for remedies other than monetary damages for which indemnification is provided, the Indemnitee shall have the right to approve the settlement, which approval shall not be unreasonably withheld or delayed. If the Indemnitor does not so elect to defend any claim as aforesaid or shall fail to defend any claim diligently and in good faith (after having so elected), the Indemnitee may assume the defense of such claim by written notice to the Indemnitor and take such other action as it may elect to defend or settle such claim as it may determine in its reasonable discretion, provided that the
                                                        --------
Indemnitor shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

          Section 8.4  Limitations on Indemnification.
                       ------------------------------

          (a) Basket Amount.  The indemnification provided for in Section 8.1
              -------------
shall not apply to (i) Damages relating to an individual indemnification claim if such amounts do not exceed $5,000 in the aggregate, whereupon claim may be made for the entire amount of

Damages, provided that the limits of clause (ii) have been met, and (ii) until Parent's and Surviving Corporation's collective claims for indemnification exceed $20,000 in the aggregate, whereupon claim may be made for all amounts in excess of $20,000, subject to the limits of clause (i) herein (it being understood that Damages relating to claims below $5,000 may be included for purposes of determining whether the limits of this clause (ii) have been satisfied).

          (b) Insurance Proceeds and Other Set-Offs.  The amount of any Damages
              -------------------------------------
for which indemnification is provided under Section 8.1 or Section 8.2 shall be net of any amounts recovered or recoverable by the Indemnitee under insurance policies with respect to such Damages. Upon making any payment to an Indemnitee for any indemnification claim, the Indemnitor shall be subrogated, to the extent of such payment, to any rights which the Indemnitee may have against the third party with respect to the subject matter underlying such indemnification claim.

          Section 8.5  Payment of Indemnification Claims.  Except as otherwise
                       ---------------------------------
provided below, in the event that any party is required to indemnify pursuant to Sections 8.1 or 8.2, such party shall make payment of such indemnification claim in cash. In the event that Parent or Surviving Corporation is entitled to indemnification pursuant to Section 8.1(b), Active Shareholders may pay such amount in cash or, at the option of Active Shareholders, effect the payment of such indemnification by, and in accordance with, the terms of the Escrow Agreement, (i) first, directing the Escrow Agent to return to Parent the Escrowed Notes in escrow, in which case Parent shall tender to the Escrow Agent in substitution therefor Notes reduced in principal amount by the amount of Seller's indemnification obligation to the Indemnitee (which Notes shall thereupon become the "Notes"), or (ii) second, if the Notes are insufficient to
                      -----
satisfy the indemnification obligation, by directing the Escrow Agent to return to Parent an integral number of shares of Parent Common Stock equal in value to the indemnification obligation (in which case the value of each such share shall be considered equal to $10), and (iii) third, if the Notes and the shares are insufficient to satisfy the indemnification obligation, by directing the Escrow Agent to pay the Parent escrowed cash in amounts equal to the indemnification obligation under Section 8.1(b). Except as otherwise provided in this Agreement, resort to the shares, notes and cash in escrow (other than the Earnout Stock) shall constitute the sole remedy of Parent for indemnification claims under Section 8.1(b) under this Agreement, except with respect to fraud or willful misconduct perpetrated by Seller. In order to receive indemnification pursuant to Section 8.1(a), Parent or Surviving Corporation must file a Notice of Claim on or prior to the second anniversary of the Effective Time. The collective indemnification obligations of Active Shareholders pursuant to Section 8.1(a) shall not exceed $1,500,000.

                                  ARTICLE IX
                              GENERAL PROVISIONS

          Section 9.1  Survival of Representations and Warranties.  The
                       ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on the first anniversary of the Effective Time. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty made in this Agreement or in any instrument delivered pursuant to this Agreement after the date on which such representations and warranties terminate as set forth in this Section.

          Section 9.2  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to

                    ACT Teleconferencing, Inc.
                    1658 Cole Blvd., Suite 130
                    Golden, CO 80401
                    Attention: Gavin Thomson
                    Facsimile No.: (303) 448-9482

               with a copy to:

                    Faegre & Benson LLP
                    370 Seventeenth Street, Suite 2500
                    Denver, Colorado 80202-4004
                    Attention: William J. Campbell
                    Facsimile No.: (303) 820-0600

          if to the Company, to

                    Proximity, Inc.
                    99 Swift Street, Suite 300
                    South Burlington, VT 05403
                    Attention: Robert C. Kaphan
                    Facsimile No.: (802) 264-2999

               with a copy to:

                    Downs Rachlin Martin PLLC
                    199 Main Street, 6/th/ Street
                    Burlington, VT 05402
                    Attention: Paul H. Ode, Jr.
                    Facsimile No.: (802)862-7512

                       Robert C. Kaphan
                       99 Swift Street, Suite 300
                       South Burlington, VT 05403
                       Facsimile No.: (802) 264-2999

                       Richard Parlato
                       99 Swift Street, Suite 300
                       South Burlington, VT 05403
                       Facsimile No.: (802) 264-2999

                       North Atlantic Venture Fund II, L.P.
                       2 City Center, 5/th/ Floor
                       Portland, ME 04101
                       Attention: Mark J. Morrissette
                       Facsimile No.: (207) 772-3257

          Section 9.3  Interpretation.  When a reference is made in this
                       --------------
Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section or Article of, or an Exhibit or Schedule attached to, this Agreement unless otherwise indicated. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, (i) the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation," and (ii) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. The term "knowledge" means, as to a natural person, the awareness of a fact or a reasonable probability of such fact, and, as to an entity, the awareness of a fact or a reasonable probability of such fact by a natural person in executive management or on the board of directors.

          Section 9.4  Counterparts.  This Agreement may be executed in
                       ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 9.5  Entire Agreement; No Third-Party Beneficiaries. This
                       ----------------------------------------------
Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          Section 9.6  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Colorado applicable to contracts made and performed wholly therein.

          Section 9.7  Assignment.  Subject to Section 1.1, neither this
                       ----------              -----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

          Section 9.8  Severability.  If any term or other provision of this
                       ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

          Section 9.9  Enforcement of this Agreement.  The parties hereto agree
                       -----------------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                            ACT TELECONFERENCING, INC.


                            By:  _________________________________
                                 Name: Gavin Thomson
                                 Title: Chief Financial Officer


                            ACT PROXIMITY, INC.


                            By:  _________________________________
                                 Name: Gavin Thomson
                                 Title: President


                            PROXIMITY, INC.


                            By:  _________________________________
                                 Name:
                                 Title:


                            ROBERT C. KAPHAN


                                 _________________________________
                                 Robert C. Kaphan


                            RICHARD PARLATO


                                 _________________________________
                                 Richard Parlato

                         NORTH ATLANTIC VENTURE FUND II, L.P.


                                    By:  North Atlantic Investors, L.P.
                                           its General Partner
                                    By:___________________________________
                                    Name:  Mark J. Morrissette
                                    Title: General Partner





                     [Signature Page to Merger Agreement]

                                   EXHIBIT A

                              Form of Parent Note

                                   EXHIBIT B

          Form of Earnout Agreement (with respect to Earnout Shares)

                               EARNOUT AGREEMENT


     This Earnout Agreement (this "Agreement") dated as of January 2, 2001 is by
                                   ---------
and among ACT Teleconferencing, Inc., a Colorado corporation, ("ACT"), ACT
                                                                ---
Proximity, Inc., a Colorado corporation and wholly owned subsidiary of ACT

("Sub"), North Atlantic Venture Fund II, L.P., a Delaware limited partnership
  ---
("NAVF"), Robert C. Kaphan ("Kaphan"), and Richard Parlato ("Parlato", and
  ----                       ------                          -------
together with NAVF and Kaphan, the "Sellers").
                                    -------

                                   RECITALS

A. The parties hereto have entered into that certain Agreement and Plan of Merger dated as of December 21, 2001 (the "Merger Agreement") pursuant to which
                                           ----------------
Sellers will surrender all of their shares of capital stock of Proximity, Inc., a Vermont corporation ("Proximity"), and Proximity will merge with and into Sub
                        ---------
with Sub being the surviving entity.

B. Pursuant to Sections 1.5(b)(iv) and 1.5(c)(iv) of the Merger Agreement, ACT has agreed to issue a total of 150,000 shares of ACT's common stock, $.01 par value, (the "Earnout Shares") to be held in escrow pursuant to the terms of the
             --------------
Escrow Agreement and this Agreement.

C. The parties hereto desire to make certain covenants and agreements in connection with the Earnout Shares upon the terms and conditions set forth herein.

                                   AGREEMENT

     Now, therefore, in consideration of the mutual benefits and consideration contained herein, the parties agree as follows:

1.   DEFINITIONS.  ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED
     -----------
SHALL HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE MERGER AGREEMENT.

2.   DISTRIBUTION OF EARNOUT SHARES.
     ------------------------------

          (a) Subject to the terms and conditions contained in the Merger Agreement and the Escrow Agreement, ACT shall instruct Escrow Agent to distribute the Earnout Shares to the Sellers as a group as follows:

          (i) Provided that the gross margin of the Sub (as determined by Sub's audited financials and consistent with previous practice) for the fiscal year ending December 31, 2002 is at least 35%, then the Sellers collectively shall have a right to receive a number of Earnout

Shares equal to (A) the number of dollars of total revenues (as determined by Sub's audited financials and consistent with previous practice) of the Sub for the fiscal year ending December 31, 2002 less 6,000,000, (B) divided by 20.

          (ii) Provided that the gross margin of the Sub (as determined by Sub's audited financials and consistent with previous practice) for the fiscal year ending December 31, 2003 is at least 35%, the Sellers collectively shall have a right to receive a number of Earnout Shares equal to (A) the number of dollars of total revenues (as determined by Sub's audited financials and consistent with previous practice) of the Sub for the fiscal year ending December 31, 2003, less 7,500,000, (B) divided by 20.

     (b) The following example is intended to illustrate the calculation to be made under section 2(a): assuming a gross margin of at least 35%, if the total revenues of Sub for the fiscal year ending December 31, 2002 are $8,000,000, then the number of Earnout Shares the Sellers have the right to receive would be 100,000 ((8,000,000 - 6,000,000) / 20 = 100,000).

     (c) Regardless of the total revenues of the Sub for the fiscal years ending December 31, 2002 and 2003, the maximum the Sellers may receive pursuant to the formula described above shall be all of the Earnout Shares, and ACT shall have no obligation to issue additional shares of common stock or provide further consideration to the Sellers. Any Earnout Shares not released from escrow pursuant to the above formula shall be returned to ACT and Sellers shall have no further right or claim to such Earnout Shares.

     (d) When required pursuant to this Agreement, the Escrow Agent shall distribute the Earnout Shares to each individual Seller in the following percentages: Kaphan - 37.5%; Parlato - 37.5% and NAVF - 25%.

     (e) Notwithstanding Section 2(d) above, NAVF acknowledges and agrees that it shall have no right or interest in and to the 15,000 Earnout Shares held by the Escrow Agent pursuant to Section 1.5(c)(iv) of the Merger Agreement in order to satisfy Kaphan's and Parlato's potential indemnification obligations under the Merger Agreement.

3.   Conduct of Sub After Effective Time.  Except as set forth below, ACT shall
     -----------------------------------
have the complete and absolute right to make all business decisions affecting the Sub and its business, properties, operations, and products after the Effective Time in a manner consistent with the Sub's best business interests; provided, however, that for as long as there are Earnout Shares in escrow subject to this Agreement, Parent agrees and covenants (a) to maintain the Sub as a separate subsidiary of ACT and to operate the Sub in a manner consistent with the past practices of Proximity, (b) to keep the assets, liabilities and revenue stream of Sub separate from ACT and any other subsidiaries and affiliates of ACT, (c) that all transactions between Sub and any ACT affiliate shall be on arms-length terms, (d) that if Sub acquires any business, such business shall be segregated for financial reporting purposes and shall not be taken into account for purposes of calculating the number of Earnout Shares to be released from escrow, (e) that ACT shall not divert U.S. business away from Sub or compete against Sub in the U.S. market for Sub's services, (f) that ACT shall observe its obligations under the Employment Agreements with each of Kaphan and Parlato of even date herewith, and (g) that each of Kaphan and Parlato shall serve as a member of Sub's Board of Directors.4. Acceleration of Distribution of Earnout Shares. Notwithstanding the
             ----------------------------------------------
provisions of Section 2 above, upon the occurrence of a Liquidation Event (as such term is defined in the Escrow Agreement) at any time from the Effective Time through January 1, 2004, the Escrow Agent shall, in accordance with the procedures in the Escrow Agreement, distribute the Earnout Shares to the Sellers.

5.   NOTICES.  ALL NOTICES AND OTHER COMMUNICATIONS SHALL BE GIVEN IN THE MANNER
     -------
PROVIDED IN THE MERGER AGREEMENT.

6.   COUNTERPARTS.  THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS, ALL OF WHICH
     ------------
SHALL BE CONSIDERED ONE AND THE SAME AGREEMENT, AND SHALL BECOME EFFECTIVE WHEN ONE OR MORE COUNTERPARTS HAVE BEEN SIGNED BY EACH OF THE PARTIES AND DELIVERED TO THE OTHER PARTIES.

7.   ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.  THIS AGREEMENT CONSTITUTES
     ----------------------------------------------
THE ENTIRE AGREEMENT AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, BOTH WRITTEN AND ORAL, AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT IS NOT INTENDED TO CONFER UPON ANY PERSON OTHER THAN THE PARTIES HERETO ANY RIGHTS OR REMEDIES HEREUNDER.

8.   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
     -------------
ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND PERFORMED WHOLLY THEREIN.

9.   ASSIGNMENT.  NEITHER THIS AGREEMENT NOR ANY OF THE RIGHTS, INTERESTS OR
     ----------
OBLIGATIONS HEREUNDER SHALL BE ASSIGNED BY ANY OF THE PARTIES HERETO (WHETHER BY OPERATION OF LAW OR OTHERWISE) WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTIES.

10.  SEVERABILITY.  IF ANY TERM OR OTHER PROVISION OF THIS AGREEMENT IS INVALID,
     ------------
ILLEGAL OR INCAPABLE OF BEING ENFORCED BY ANY RULE OF LAW OR PUBLIC POLICY, ALL OTHER TERMS, CONDITIONS AND PROVISIONS OF THIS AGREEMENT SHALL NEVERTHELESS REMAIN IN FULL FORCE AND EFFECT SO LONG AS THE ECONOMIC AND LEGAL SUBSTANCE OF THE TRANSACTIONS CONTEMPLATED HEREBY ARE NOT AFFECTED IN ANY MANNER MATERIALLY ADVERSE TO ANY PARTY. UPON SUCH DETERMINATION THAT ANY TERM OR OTHER PROVISION IS INVALID, ILLEGAL OR INCAPABLE OF BEING ENFORCED, THE PARTIES SHALL NEGOTIATE IN GOOD FAITH TO MODIFY THIS AGREEMENT SO AS TO EFFECT THE ORIGINAL INTENT OF THE PARTIES AS CLOSELY AS

POSSIBLE IN A MUTUALLY ACCEPTABLE MANNER IN ORDER THAT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT MAY BE CONSUMMATED AS ORIGINALLY CONTEMPLATED TO THE FULLEST EXTENT POSSIBLE.

11.  ENFORCEMENT OF THIS AGREEMENT.  THE PARTIES HERETO AGREE THAT IRREPARABLE
     -----------------------------
DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC WORDING OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES HERETO SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, SUCH REMEDY BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH ANY PARTY IS ENTITLED AT LAW OR IN EQUITY.

     IN WITNESS WHEREOF, Parent, Sub, Kaphan and Parlato have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                    ACT TELECONFERENCING, INC.


                                    By:  __________________________
                                    Name:
                                    Title:



                                    ACT PROXIMITY, INC.


                                    By:  ___________________________
                                    Name:
                                    Title:


                                    ROBERT C. KAPHAN


                                       ___________________________
                                       Robert C. Kaphan


                                    RICHARD PARLATO

                                       ___________________________
                                       Richard Parlato

                                    NORTH ATLANTIC VENTURE FUND II, L.P.


                                    By:  North Atlantic Investors, L.P.
                                           its General Partner

                                    By:________________________________
                                    Name:  Mark J. Morrissette
                                    Title:  General Partner

                                   EXHIBIT C

        Form of Escrow Agreement (with respect to Escrow Consideration)

                                   EXHIBIT D

                      Form of Opinion of Faegre & Benson

                                   EXHIBIT E

                     Form of Registration Rights Agreement

                                   EXHIBIT F

                         Form of Employment Agreement

                                   EXHIBIT G

                 Form of Opinion of Downs Rachlin Martin PLLC

                                       61